Exhibit No. 4.1
                    Specimen Form of Common Stock Certificate
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                          Specimen Stock Certificate of
                        Electronic Control Security Inc.
             Incorporated under the Laws of the State of New Jersey

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                    Specimen Form of Common Stock Certificate